Exhibit 10.1

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (the “Loan Modification Agreement”) is entered into as of September 26, 2002, by and between CENTRA SOFTWARE, INC., a Delaware corporation with its principal place of business at 430 Bedford Street, Lexington, Massachusetts 02173 (“Borrower”) and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”).

1.  DESCRIPTION OF EXISTING INDEBTEDNESS.    Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 5, 1997, evidenced by, among other documents, a certain Loan and Security Agreement dated as of November 5, 1997, as affected and amended by (i) a First Loan Modification Agreement dated December 30, 1998, (ii) a Second Loan Modification Agreement dated April 12, 1999, (iii) a Third Loan Modification Agreement dated December 22, 2000 and (iv) a Fourth Loan Modification Agreement dated May 4, 2001 (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness, liabilities, and other Obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2.  DESCRIPTION OF COLLATERAL.    Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.  DESCRIPTION OF CHANGE IN TERMS.

Modification to Loan Agreement.

1.  The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

““Equipment Advance” or “Equipment Advances” shall mean any advance made hereunder pursuant to Section 2.1.2, Section 2.1.3, or Section 2.1.5.”

 and inserting in lieu thereof the following:

““Equipment Advance” or “Equipment Advances” shall mean any advance made hereunder pursuant to Section 2.1.2, Section 2.1.3, Section 2.1.5 or Section 2.1.6.”

2.  The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

““Maturity Date” means the later of (w) the Equipment Maturity Date, (x) the 1999 Equipment Maturity Date, (y) the 2000 Equipment Maturity Date, or (z) the Revolving Maturity Date”

 and inserting in lieu thereof the following:

““Maturity Date” means the (i) the Equipment Maturity Date, (ii) the 1999 Equipment Maturity Date, (iii) the 2000 Equipment Maturity Date, or (iv) 2002 Equipment Maturity Date.”

3.  The Loan Agreement shall be amended by inserting the following definitions immediately after the definition of “2000 Equipment Maturity Date” appearing in Section 1.1 thereof:

““2002 Equipment Line” means a Credit Extension of up to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00).

“2002 Equipment Availability End Date” has the meaning set forth in Section 2.1.6.

“2002 Equipment Maturity Date”is, with respect to each Equipment Advance made under the 2002 Equipment Line, thirty-six (36) months from the first Business Day of the month following the 2002 Funding Date for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

“2002 Funding Date” means the date on which any Equipment Advance is made under the 2002 Equipment Line.

“2002 Unused Line Fee” has the meaning set forth in Section 2.1.6(f).”

4.  The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

““Permitted Investment” means:

(a)  Investments existing on the Closing Date disclosed in the Schedule; and

(b)  (i)  marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.”

and inserting in lieu thereof the following:

““Permitted Investment” means:

(a)  Investments existing on the Closing Date disclosed in the Schedule;

(b)  Investments pursuant to Borrower’s written investment policy previously forwarded to Bank; or

(c)  (i)  marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.”

5.  The Loan Agreement shall be amended by inserting after Section 2.1.5 thereof the following new Section 2.1.6 entitled “2002 Equipment Advances”:

“2.1.6  2002 Equipment Advances.

(a)  Subject to and upon the terms and conditions of this Agreement, at any time through June 30, 2003 (the “2002 Equipment Availability End Date”), Bank agrees to make Equipment Advances to Borrower under this Section 2.1.6 in an aggregate outstanding amount not to exceed the 2002 Equipment Line. To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased. Each invoice submitted at the time of each Equipment Advance request may not be more than ninety (90) days past the invoice date in order to be eligible for an Equipment Advance. Notwithstanding the foregoing, in connection with the initial Equipment Advance under the 2002 Equipment Line invoices submitted to Bank for financing may have invoice dates from and after November 30, 2001; provided, however, such initial advance under the 2002 Equipment Line shall be requested on or before October     , 2002. The Equipment Advances shall be used only to purchase Equipment and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software and other soft costs approved by Bank may only constitute up to $350,000.00 of aggregate Equipment Advances made under the 2002 Equipment Line.

(b)  Interest shall accrue from the date of each Equipment Advance under the 2002 Equipment Line made pursuant to this Section 2.1.6 at a per annum rate equal to the aggregate of the Prime Rate, plus one half of one percent (0.50%). Principal and interest on each Equipment Advance under the 2002 Equipment Line shall be repaid in accordance with Section 2.1.6 (c) below. Amounts currently amortizing under Sections 2.1.2, 2.1.3 and 2.1.5 above shall continue to be repaid as provided respectively in Sections 2.1.2, 2.1.3, 2.1.5 above.

(c)  For each Equipment Advance under the 2002 Equipment Line, Borrower shall make equal monthly payments of principal and interest, in advance, calculated by Bank based upon: (1) the amount of the Equipment Advance, (2) the interest rate then in effect, and (3) an amortization schedule equal to thirty-six (36) months. Payments shall be due on the first Business Day of the month following the 2002 Funding Date and continuing thereafter during on the first Business Day of each successive calendar month until the 2002 Equipment Maturity Date. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. Unless sooner repaid, all Equipment Advances under the 2002 Equipment Line, together with all accrued and unpaid interest thereon, shall be due and payable in full on the 2002 Equipment Maturity Date with respect to each such Equipment Advance. Equipment Advances, once repaid, may not be reborrowed.

(d)  When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed. Borrower may not request more than six (6) Equipment Advance under the 2002 Equipment Line and no more than one (1) Equipment Advance under the 2002 Equipment Line per month. Each Equipment Advance under the 2002 Equipment Line shall be in a minimum amount of $200,000.00.

(e)  In the event that Borrower prepays all or any part of any Equipment Advances made under the 2002 Equipment Line within the first 12 months after the 2002 Funding Date of such Equipment Advance, Borrower shall be additionally obligated to Bank for a prepayment fee equal to one percent (1.0%) of the amount repaid. In the event that Borrower prepays all or any part of an Equipment Advances made under the 2002 Equipment Line after the first 12 months from the 2002 Funding Date but prior to the 2002 Equipment Maturity Date, Borrower shall be additionally obligated to Bank for a prepayment fee equal to one-half of one percent (0.50%) of the amount repaid.

(f)  In addition to any other fee to be paid by Borrower on account of the 2002 Equipment Line, Borrower shall pay Bank a 2002 Unused Line Fee of one quarter of one percent (0.25%) of the difference between the full amount of the 2002 Equipment Line and the amount of all Equipment Advances made under the 2002 Equipment Line as of the earlier of (i) an Event of Default or (ii) the 2002 Equipment Availability End Date, as reasonably determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any 2002 Unused Line Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder.”

6.  The Loan Agreement shall be amended by deleting Section 6.7 entitled “Principal Depository” in its entirety and inserting in lieu thereof the following:

“6.7  Principal Depository.    In order to permit Bank to monitor Borrower’s financial performance and condition, Borrower, and all Borrower’s Subsidiaries, shall maintain Borrower’s, and such Subsidiaries’, primary depository and operating accounts with Bank and at least 25% of Borrower’s or such Subsidiaries’ cash or securities in excess of that amount used for Borrower’s or such Subsidiaries’ operations shall be maintained or administered through Bank.”

7.  The Loan Agreement shall be amended by deleting Section 6.9 entitled “Minimum Cash Requirement” in its entirety and inserting in lieu thereof the following:

“6.9  Minimum Cash/Investments Requirement.    Borrower shall maintain, at all times, minimum unrestricted cash on hand, cash equivalents and Permitted Investments of at least Twenty-Five Million Dollars ($25,000,000.00), as determined solely by Bank. “

8.  Without limiting the generality of Borrower’s ratification herein of all Existing Loan Documents, the Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of November 5, 1997 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement is and shall remain in full force and effect.

9.  The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.  FEE.    Borrower shall pay to Bank on demand all fees (including all attorneys’ fees), costs, and expenses incurred by Bank in connection with the execution and delivery of this Loan Modification Agreement.

5.  CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6.  RATIFICATION OF LOAN DOCUMENTS.    Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7.  NO DEFENSES OF BORROWER.    Borrower agrees that, as of this date, it is not aware of any defenses against the obligations to pay any amounts under the Obligations.

8.  CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9.  JURISDICTION/VENUE.    Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

10.  COUNTERSIGNATURE.    This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: CENTRA SOFTWARE, INC.	BANK: SILICON VALLEY BANK, doing business as SILICON VALLEY EAST
By:	By:

Name:	Name:

Title:	Title:

SILICON VALLEY BANK

By:

Name:

Title:
(signed in Santa Clara County, California)

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:                  SILICON VALLEY BANK

FROM:            CENTRA SOFTWARE, INC.

The undersigned authorized officer of CENTRA SOFTWARE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Quarterly financial statements	Quarterly within 45 days		Yes	No
Quarterly CC	Quarterly within 45 days		Yes	No
Monthly Certification of Cash Balance	Monthly within 30 days		Yes	No
Annual (CPA Audited)	FYE within 120 days		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain:

Minimum Cash/Investments Requirement (monthly)	$25,000,000.00	$	Yes	No

Received By: BANK USE ONLY

Date:

Reviewed By:

Compliance Status: Yes / No

Comments Regarding Exceptions:

Sincerely,

                                                          Date:
SIGNATURE
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